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                            Option Transfer Document

      Joseph M. Lobozzo II ("Lobozzo"), is the holder of a certain Option Agreement dated May 1, 1995, issued by Delta Computec Inc. ("Delta"), a copy of which is annexed hereto (the "Option Agreement"). The Option Agreement provides in part that Lobozzo has the right to purchase up to 11,440,475 common shares of Delta (the "Option Shares") upon payment of an aggregate of Ten Dollars ($10.00) through May 20, 1999. The Option Agreement further provides that it is not assignable without the prior written consent of Delta, which consent shall not be unreasonably withheld.

      Lobozzo desires to assign and transfer to Joanne M. Lobozzo, and by the execution of this Option Transfer Document (the "OTD") does hereby assign and transfer to Joanne M. Lobozzo, a portion of the Option Agreement. The portion of the Option Agreement to be assigned (the "Assigned Portion") consists of the right to purchase 5,720,237 Option Shares under the Option Agreement, for an exercise price of an aggregate of Five Dollars ($5.00). Lobozzo is retaining for himself the right to purchase the balance of the Option Shares, or 5,720,328 Option Shares, for an exercise price of an aggregate of Five Dollars ($5.00).

      Joanne M. Lobozzo desires to accept the Assigned Portion of the Option Agreement, and by the execution of this OTD does hereby accept the assignment and transfer to her of the Assigned Portion of the Option Agreement being assigned and transferred to her by Lobozzo. Joanne M. Lobozzo, by her execution of this OTD, accepts all terms and conditions of the Option Agreement in accordance with the assignment of the Assigned Portion of the Option Agreement, and agrees to be bound by those terms and conditions. Included within the terms and conditions of the Option Agreement with which Joanne M. Lobozzo agrees to be bound, are the terms and conditions relative to compliance with federal and state securities statutes and regulations.

      Joanne M. Lobozzo hereby accepts the Assigned Portion of the Option Agreement on the following additional terms and conditions:

            A. Joanne M. Lobozzo hereby grants, first to Lobozzo, and if not accepted by Lobozzo, then to Delta, a right of first refusal (the "Right") with regard to the Assigned Portion of the 5,720,237, Option Shares covered by the Assigned Portion of the Option Agreement.

            B. The Right requires Joanne M. Lobozzo to provide Lobozzo, and Delta, with written notice, by registered or certified mail, return receipt requested, no less than sixty (60) days prior to the date that Joanne M. Lobozzo proposes to transfer to any person other than to Lobozzo or to Delta (a "Third-Party Transferee"), by any means whatsoever, all or any part of the


                                                                   Page 14 of 75
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Assigned Portion of the Option Agreement or all or any part of the Assigned
Portion of the Option Shares, and to grant to Lobozzo the right to acquire the Assigned Portion of the Option Agreement or the Assigned Portion of the Option

Shares which is proposed to be transferred to a Third-Party Transferee, upon payment to Joanne M. Lobozzo of the purchase price ("Purchase Price") equal to the Purchase Price which Joanne M. Lobozzo proposes to receive from a Third-Party Transferee, and upon the same terms and conditions (the "Terms") which a Third-Party Transferee would utilize to make payment of the Purchase Price. In the event that any consideration is ever proposed to be provided to Joanne M. Lobozzo relative to such a proposed transfer of the Assigned Portion of the Option Agreement or the Assigned Portion of the Option Shares which is other than in cash or a cash equivalent, then such non-cash consideration will be valued at its monetary equivalent for purposes of the Right. Within the 60 day period covered by the written notice, Lobozzo must notify Joanne M. Lobozzo in writing of his decision either to exercise the Right (which would require Lobozzo to pay to Joanne M. Lobozzo the equivalent of the consideration she would have otherwise received from a proposed Third-Party Transferee at such times, and on such Terms, as a proposed Third-Party Transferee would have paid with regard to a proposed transfer), or to reject the Right. In the event that Lobozzo either rejects the Right or does not respond in writing prior to the end of the 60 day period, then Delta shall be entitled to exercise the Right for an additional thirty (30) days after the expiration of the original sixty (60) day period by paying the same Purchase Price on the same Terms as originally offered to Lobozzo. If neither Lobozzo nor Delta has exercised the Right by the expiration of all time periods set forth in this paragraph (B), then Joanne M. Lobozzo shall be free to transfer the Assigned Portion of the Option Agreement or the Assigned Portion of the Option Shares free from the conditions of the Right but subject to the other conditions of this OTD.

            C. A proposed transfer during the life of Joanne M. Lobozzo, either by gift or otherwise without consideration, will require the same written notification required by paragraph (B), and will entitled Lobozzo, or if he does not accept, Delta, to receive the Assigned Portion of the Option Agreement or the Assigned Portion of the Option Shares, without consideration. A transfer as a result of the death of Joanne M. Lobozzo, either by intestacy or by will, shall entitle Lobozzo, or Delta if Lobozzo rejects such transfer, to acquire the Assigned Portion of the Option Agreement or the Assigned Portion of the Option Shares upon payment to the estate of Joanne M. Lobozzo the fair market value of the Assigned Portion of the Option Agreement or the Assigned Portion of the Option Shares as of the date of the death of Joanne M. Lobozzo. Such amount is to be paid to the personal representative of Joanne M. Lobozzo commencing six months after the date of her death and the payments are to be completed in equal annual portions, with interest at the prime rate of Manufacturers & Traders Trust Company as in effect from time to time, over a five year period from the date of her death, with a right to prepay without penalty.


                                                                   Page 15 of 75
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            D. Anything to the contrary notwithstanding in this OTD, no transfer shall ever be made of all or any portion of the Assigned Portion of the Option Agreement or the Assigned Portion of the Option Shares unless a Third-Party Transferee executes such documents as are satisfactory to Lobozzo, Delta and each of their respective counsel relative to compliance with federal or state securities statutes or regulations, and otherwise agrees to be bound by the terms of the Restated and Reissued Option Agreement.


            E. The Right to acquire the Assigned Portion of the Option Shares shall be applicable to both the Restated and Reissued Option Agreement in the original face amount of 5,720,237 Option Shares to which reference is made in the following paragraph, as well as to any Option Shares ever issued as a result of the full or partial exercise of the Restated and Reissued Option Agreement in the original face amount of 5,720,237.

      The Board of Directors of Delta has approved the assignment of the portion of the Option Agreement which is being effectuated by this OTD. The original Option Agreement is annexed hereto for cancellation upon issuance: (a) to Lobozzo of a Restated and Reissued Option Agreement for 5,720,238 Option Shares; and (b) to Joanne M. Lobozzo of a Restated and Reissued Option Agreement for 5,720,237 Option Shares.

      IN WITNESS WHEREOF, this Option Transfer Document has been executed as of the date set forth below.

December 27, 1996                                    /s/Joseph M. Lobozzo II
                                                     ---------------------------
                                                     Joseph M. Lobozzo

December 27, 1996                                    /s/ Joanne M. Lobozzo
                                                     ---------------------------
                                                     Joanne M. Lobozzo

February 19, 1997                                    DELTA COMPUTEC INC.

                                                     By: /s/ John DeVito
                                                     ---------------------------
                                                         John DeVito, President


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